UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 2, 2015

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 2, 2015, Paragon Offshore plc (the "Company") received a letter from The New York Stock Exchange (the "NYSE") notifying the Company that it had fallen below the NYSE's continued listing standard under Rule 802.01 of the NYSE's Listed Company Manual that requires listed companies to have a minimum average market capitalization greater than $50 million over a 30 trading-day period and total stockholders' equity greater than $50 million.
Pursuant to the NYSE's customary procedures, the Company has 45 calendar days to submit a business plan (the "Plan") to the NYSE demonstrating how it intends to regain compliance with the NYSE's continuing listing standards on or before June 2, 2017.  The Company currently intends to submit a Plan to the NYSE within the required time frame.

If the NYSE accepts the Plan, the Company's shares will continue to trade on the NYSE and the Company will be subject to quarterly monitoring by the NYSE for compliance with the Plan.  If the NYSE rejects the Plan, however, the NYSE will commence procedures to delist the Company's shares from the NYSE. If the NYSE rejects the Company's Plan, the Company intends to seek the transfer to an alternate exchange or trading market.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release of Paragon Offshore plc, dated December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: December 11, 2015	By:	/s/ Todd D. Strickler
	Name:	Todd D. Strickler
	Title:	Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release of Paragon Offshore plc, dated December 8, 2015